EXHIBIT 10.8

PURCHASE AND SALE AGREEMENT

•	Dill East Field and Lukassen 14-34 well, Kimball County, Nebraska
•	Pieper #3-29 well, Washington County, Colorado
•	Omega Prospect, Banner County, Nebraska
•	Comanche Farms Prospect, Arapahoe County, Colorado

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”), dated effective as of January 1, 2010 at 7:00 a.m. Mountain Time (the “Effective Time”), is between EDWARD MIKE DAVIS, L.L.C., a Nevada limited liability company, 200 Rancho Circle, Las Vegas, Nevada 89107 (“Seller”), and RECOVERY ENERGY, INC., a Nevada corporation, 1515 Wynkoop Street, Suite 200, Denver, Colorado 80202 (“Buyer”). Seller and Buyer are sometimes referred to in this Agreement, collectively, as the “Parties,” and individually, as a “Party.”

Recitals

A. Seller owns certain rights and interests in and to the Dill East Field (Wilke Lease) and the Lukassen 14-34 well, located in Kimball County, Nebraska, the Pieper 3-29 well, located in Washington County, Colorado, the Omega Prospect located in Banner County, Nebraska and the Comanche Farms Prospect located in Arapahoe County, Colorado (the “Assets” as defined below).

B. Seller previously agreed to sell and assign the Assets to Buyer and such transaction was terminated and the Assets were returned to Seller effective December 1, 2009.

C. Seller desires to sell and assign to Buyer, and Buyer desires to purchase and acquire from Seller, the Assets in accordance with the terms and conditions hereof.

Agreement

IN CONSIDERATION OF ONE HUNDRED DOLLARS ($100.00), the mutual premises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. In accordance with the terms and conditions of this Agreement, Buyer agrees to purchase and acquire from Seller, and Seller agrees to sell, assign, transfer and convey to Buyer the following (collectively, the “Assets”):

(a) The leasehold estates created by the oil and gas leases (the “Leases) described in Exhibit A hereto, insofar as and only insofar as the Leases cover and relate to the land described in Exhibit A hereto (the “Land”), including:

(i)
an undivided eighty-seven and one-half percent (87.50%) working interest and a seventy percent (70.00%) net revenue interest in, to and under the Wilke Dill East Field) Leases, covering the Land located in Kimball County, Nebraska, described in Exhibit A hereto;

(ii)
an undivided one hundred percent (100.00%) working interest and eighty percent (80.00%) net revenue interest in, to and under the Lukassen Leases, covering the Land located in Kimball County, Nebraska, described in Exhibit A hereto;

(iii)
 an undivided one hundred percent (100.00%) working interest and an eighty percent (80.00%) net revenue interest in, to and under the Pieper Lease, covering the Land located in Washington County, Colorado, described in Exhibit A hereto;

(iv)
 a fifty percent (50.00%) working interest and a forty percent (40.00%) net revenue interest in, to and under the Omega Prospect Leases, covering the Land located in Banner County, Nebraska, described in Exhibit A hereto; and

(v)
 a fifty percent (50.00%) working interest and a forty percent (40.00%) net revenue interest in, to and under the Comanche Farms Prospect Leases, covering the Land located in Arapahoe County, Colorado, described in Exhibit A hereto.

(b) The undivided interests in and to the wells located upon the Land and described in Exhibit A hereto  (the “Wells”).

(c) The oil, gas, natural gas liquids, condensate and other hydrocarbons produced from the Land covered by the Leases, or attributable or allocable thereto, or to lands pooled or unitized therewith, from and after the Effective Time (the “Production”).

(d) The equipment, personal property, facilities, pipelines, improvements, fixtures, buildings and structures located upon the Land, and used in connection with the Leases, the Land or the Wells for the production, gathering, treatment, compression, transportation, processing, sale or disposal of hydrocarbons or water produced from the Land, or attributable thereto, including, without limitation, all the wells, well-bores, casing, tubing, gauges, valves, rods, flow lines, gear boxes, pumps, tanks, separators, gathering system, compressors, pipelines, fixtures, pits, buildings and improvements described in Exhibit A hereto (collectively, the “Equipment”).

(e) The surface rights incident or appurtenant to the Leases, the Land and the Wells, and all easements, rights-of-way, permits, licenses, servitudes, surface use agreements or other similar interests affecting the Land, the Leases and the Wells (collectively, the “Surface Rights”).

(f) The agreements, contracts, options, leases, licenses, permits and other documents related to the ownership or operation of the Leases, the Land, the Wells, the Production, the Equipment and the Surface Rights including, without limitation, all operating, unit, pooling, exploration, farm-out, participation, operating, unit, pooling, communitization, gathering, water disposal, processing, transportation and product purchase agreements, and options, permits, orders and decisions of state and federal regulatory authorities (collectively, the “Material Contracts”).

(g) Copies of Seller’s files and records, including all accounting, revenue and expense records related to the Leases, the Land and the Wells (the “Records”) including, without limitation, all of the following: (i) land, lease, title, contracts, rights of way, surveys, maps, plats, correspondence and other documents; (ii) division of interest and accounting records; (iii) severance, production and property tax records; and (iv) well, operations, engineering, environmental and maintenance records.

2. The working interest assigned by Seller to Buyer shall be subject to a 20% royalty and overriding royalty (the “Royalty”) burden, so that after closing of the sale contemplated by this Agreement, Buyer shall own an undivided eighty-seven and one-half percent (87.50%) working interest and seventy percent (70.00%) net revenue interest in the Wilke (Dill East Field) Leases and Wilke (Dill East Field) Wells, located in Kimball County, Nebraska, a one hundred percent (100.00%) working interest and eighty percent (80.00%) net revenue interest in the Lukassen Leases and the Lukassen 14-34 well, located in Kimball County, Nebraska, and the Pieper Lease and the Pieper 3-29 well, located in Washington County, Colorado, and an undivided fifty percent (50.00%) working interest and forty percent (40.00%) net revenue interest in the Omega Prospect Leases in Banner County, Nebraska and the Comanche Farms Prospect Leases in Arapahoe County, Colorado.  If Seller owns less than 100% of the leasehold interest created by the Leases, or in the event the Leases cover less than the full fee mineral estate in the Land covered by the Leases, then the Royalty shall be reduced proportionately with respect to Seller’s interest in such Lease or the partial mineral interest covered by the Lease.

3. The purchase price for the Assets shall be Four Million Five Hundred Thousand Dollars ($4,500,000.00) (collectively, the “Purchase Price”), as adjusted hereunder.  The Purchase Price shall be paid by Buyer to Seller on or before January 29, 2010 by bank wire to Seller’s account pursuant to the following wiring instructions

Bank of America - Nevada; phone: 866-214-6822;
P.O. Box 98600
Las Vegas, NV 89193
Routing No.
Credit to the account of Edward Mike Davis, L.L.C., Account No.

4. Ownership of the Assets shall be transferred from Seller to Buyer at Closing, but the cash portion of the Purchase Price shall be adjusted to reflect the following:  Effective as of December 1, 2009, all costs, liabilities and expenses attributable to the Assets incurred prior to December 1, 2009 shall be the responsibility and obligation of Seller, and Seller shall be entitled to all of the proceeds from the sale of production attributable to the Assets prior to December 1, 2009. In addition, at the Closing, Buyer shall pay Seller for the value of all oil in the tanks and line fill as of December 1, 2009 at the contract price which Seller is receiving from the purchaser of production from the Assets for the month in which the Closing occurs. The determination of the amount of oil in the tanks shall be done by gauging on December 1, 2009 which shall be jointly measured and observed by representatives of Seller and Buyer. All costs, liabilities and expenses attributable to the Assets and incurred on or after December 1, 2009 shall be the responsibility and obligation of Buyer, and Buyer shall be entitled to all proceeds from the sale of production attributable to the Assets on or after December 1, 2009. Buyer shall be responsible for and shall pay all of the operating expenses, direct charges and operator’s overhead attributable to the Assets from and after December 1, 2009.

5. Seller hereby represents and warrants to Buyer that the following representations and warranties shall be true and correct at and as of Closing:

(a) Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada, and is authorized to do business in the State of Colorado and the State of Nebraska.

(b) Seller has all requisite power and authority to carry on its business as presently conducted, to enter into this Agreement, and perform its obligations under this Agreement. The consummation of the transactions contemplated by this Agreement will not violate nor be in conflict with any provision of Seller’s articles of organization or organizational documents, or any agreement or instrument to which Seller is a party or is bound, or any judgment, decree, order, writ, injunction, statute, rule or regulation applicable to Seller. The execution, delivery and performance of this Agreement, and the transactions contemplated hereby, have been duly and validly authorized by all requisite action on the part of Seller.

(c) This Agreement has been duly executed and delivered on behalf of Seller, and, at the Closing, all documents and instruments required hereunder to be executed and delivered by Seller shall have been duly executed and delivered. This Agreement does, and such documents and instruments shall, constitute legal, valid and binding obligations of Seller enforceable in accordance with their terms.

(d) Seller hereby agrees to warrant and defend the title to the Assets against all liens, encumbrances and defects of title arising by, through, or under Seller, but not otherwise.  The Assets are free and clear of all mortgages, liens or other encumbrances.

(e) To Seller’s knowledge, all rentals and royalties under the Leases have been timely and fully paid.

(f) Seller has paid all ad valorem, property, production, severance, excise taxes and assessments attributable to the Leases, the Land and the Production which were due and payable prior to December 1, 2009.

(g) Seller has not received notice of any breach, default or violation under any of the Leases or the Material Contracts. No claim, demand, filing, cause of action, administrative proceeding, lawsuit or other litigation has been served upon Seller or notice received by Seller or, to Seller’s knowledge, threatened with respect to any of the Assets.

(l)           To Seller’s knowledge, there are no consents required to be obtained for, and no preferential rights to purchase exercisable in connection with, the assignment of the Assets by Seller to Buyer hereunder.

(m)  To Seller’s knowledge, there are no outstanding authorities for expenditure or other commitments to make capital expenditures which are binding on the Assets, and which Seller reasonably anticipates will require expenditures in excess of Twenty-five Thousand Dollars ($25,000.00) per item.

(n)           Seller’s interest in the Assets is not subject to any contract for the sale of the production attributable to periods after the Effective Time, other than contracts that may be terminated by thirty (30) days prior written notice. To Seller’s knowledge, Seller’s interest in the Assets is not subject to or burdened by any obligation under a sales, take-or-pay, gas balancing, marketing, hedging, forward sale or similar arrangement, to deliver the production attributable to such interest in the Assets without receiving payment at the time of or subsequent to delivery, or to deliver the Production in the future for which payment has already been received (e.g., a “forward” sale contract).

(h) The Records have been maintained in the ordinary course of Seller’s business, and Seller has not intentionally omitted any material information from the Records.

(i) Seller is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code.

(j) There are no bankruptcy, reorganization or receivership proceedings pending, or, to Seller’s knowledge, threatened against Seller.

(k) Seller has not incurred any liability for brokers or finders fees relating to the transactions contemplated by this Agreement for which Buyer shall have any responsibility whatsoever.

6. Buyer hereby represents and warrants to Seller that the following representations and warranties shall be true and correct at and as of Closing:

(a) Buyer is a Nevada corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and is authorized to do business in the State of Colorado and the State of Nebraska.

(b) Buyer has all requisite power and authority to carry on its business as presently conducted, to enter into this Agreement, and perform its obligations under this Agreement. The consummation of the transactions contemplated by this Agreement will not violate nor be in conflict with any provision of Buyer’s articles of organization or organizational documents, or any agreement or instrument to which Buyer is a party or is bound, or any judgment, decree, order, writ, injunction, statute, rule or regulation applicable to Buyer. The execution, delivery and performance of this Agreement, and the transactions contemplated hereby, have been duly and validly authorized by all requisite action on the part of Buyer.

(c) This Agreement has been duly executed and delivered on behalf of Buyer, and, at the Closing, all documents and instruments required hereunder to be executed and delivered by Buyer shall have been duly executed and delivered.  This Agreement does, and such documents and instruments shall, constitute legal, valid and binding obligations of Buyer enforceable in accordance with their terms.

(d) There are no bankruptcy, reorganization or receivership proceedings pending, or, to Buyer’s knowledge, threatened against Buyer.

(e) Buyer has not incurred any liability for brokers or finders fees relating to the transactions contemplated by this Agreement for which Seller shall have any responsibility whatsoever.

7. The purchase and sale of the Assets pursuant to this Agreement (the “Closing”) shall occur at on or before January 29, 2010, by fax or electronically, or such other date as Buyer and Seller may mutually agree in writing, electronically. At the Closing, the following shall occur:

(a) Seller shall execute, acknowledge and deliver to Buyer (in sufficient counterparts to facilitate recording) an assignment, conveyance and bill of sale (the “Assignment”) covering the Assets, substantially in the form of Exhibit B hereto, with sufficient counterparts for filing in the appropriate governmental offices.

(b) On or before January 29, 2010, Buyer shall pay Seller the Purchase Price by wire transfer to Seller’s account in accordance with the terms and conditions hereof.

(c) Buyer and Seller shall execute, acknowledge and deliver transfer orders or letters in lieu of transfer orders directing all purchasers of production to make payment of proceeds attributable to production from the Assets to Buyer after the Effective Time.

(d) Buyer shall transfer operations of the Assets to Buyer, or Buyer’s contract operator.

(e) Seller shall deliver to Buyer copies of the Records.

8. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT AND THE ASSIGNMENT, THIS AGREEMENT IS MADE WITHOUT ANY OTHER WARRANTIES OR COVENANTS, EXPRESSED OR IMPLIED IN FACT OR IN LAW, AS TO TITLE, MERCHANTABILITY, DURABILITY, USE, OPERATION, OR FITNESS FOR ANY PARTICULAR PURPOSE, AND SELLER DOES NOT IN ANY WAY REPRESENT OR WARRANT THE ACCURACY OR COMPLETENESS OF ANY INFORMATION, DATA OR OTHER MATERIALS (WRITTEN OR ORAL) FURNISHED TO BUYER BY OR ON BEHALF OF SELLER. BUYER HEREBY AGREES THAT IT HAS INSPECTED OR HAS BEEN GIVEN THE OPPORTUNITY TO INSPECT THE ASSETS, INCLUDING THE LEASES AND ASSOCIATED AGREEMENTS, WELLS, PERSONAL PROPERTY, AND EQUIPMENT ASSIGNED AND CONVEYED HEREIN AND, EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT AND THE ASSIGNMENT, BUYER ACCEPTS THE SAME “AS IS, WHERE IS” AND “WITH ALL FAULTS.”

9. All production, severance, excise, ad valorem, property and other taxes (other than income taxes) relating to ownership or production of oil, gas and condensate attributable to the Assets prior to December 1, 2009 shall be paid by Seller, and all such taxes relating to such production on or after December 1, 2009 shall be paid by Buyer. Buyer shall be responsible for any and all state and local taxes or fees imposed on the transfer of the Assets.

10. Seller and Buyer shall use their commercially reasonable efforts in good faith to obtain all of the consents or waivers of preferential rights, if any, that are required to be obtained with respect to the transfer of the Assets to Buyer.

11. The Omega Prospect Leases and the Comanche Prospect Leases shall each be subject to and burdened by a separate operating agreement (the “Operating Agreement”) in the form of the A.A.P.L. Form 610-1989 Model Form Operating Agreement. The Operating Agreement shall govern and control all operations conducted upon the Land. Pursuant to the terms of the Operating Agreement, Buyer, or Buyer’s contract operator, shall be the Operator; except with regard to the Omega Prospect Lease and the Comanche Prospect Leases, Seller shall remain as Operator until the first well located on such prospect is drilled, and then Buyer, or Buyer’s contract operator shall be Operator thereafter. The Operating Agreement shall provide a non-consent penalty equal to four hundred percent (400%) for drilling and one hundred percent (100%) for surface equipment. Pursuant to the Operating Agreement, the COPAS overhead rate for drilling a well shall be equal to $5,000.00 per month, and for operating a well shall be equal to $500.00 per month.  If Buyer fails to commence the drilling of a well in the Comanche Prosect Leases by July 1, 2010, Buyer shall reassign to Seller the Comanche Prospect Leases.  If the Buyer fails to commence the drilling of a well in the Omega Prospect Leases by July 1, 2010, Buyer shall reassign to Seller the Omega Prospect Leases.  All reassignments to Seller shall have the same interests as when received, acquired or assigned to Buyer with no additional burdens or encumbrances of any kind whatsoever.

12. If Buyer fails to pay Seller the Purchase Price on or before January 29, 2010, Seller shall have the right to terminate this Agreement by written notice delivered to Buyer on or before January 29, 2010. If Seller elects to terminate this Agreement hereunder, Buyer shall promptly reassign to Seller the Assets, with a special warranty of title by, through and under Buyer, but not otherwise, and this Agreement shall terminate.

13. All exhibits attached to this Agreement are hereby incorporated by reference herein and made a part hereof for all purposes as if set forth in their entirety herein. This Agreement, including the exhibits attached hereto, constitutes the entire agreement between the Parties as to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions of the Parties, whether oral or written. No supplement, amendment, alteration, modification or waiver of this Agreement shall be binding unless executed in writing by the Parties. All other drafts whether written or oral of this Agreement are rescinded and this Agreement supersedes any prior draft of this Agreement whether written or oral, including all previous letters or emails rescinding or cancelling the selling and buying of the Assets.

14. The rights of Seller and Buyer may be assigned and the provisions of this Agreement shall extend to their successors and assigns, provided, however, no assignment shall relieve successors or assigns of its obligations under this Agreement.

15. This Agreement shall be governed and construed in accordance with the laws of the State of Colorado. In the event of any dispute arising out of or relating to this Agreement, the prevailing Party shall be entitled to recover from the other Party court costs and reasonable attorneys’ fees.

16. Any notice required or permitted by this Agreement shall be given in writing by personal service, overnight delivery service, e-mail, facsimile or by certified mail, return receipt requested, postage prepaid, as follows:

If to Seller: Edward Mike Davis, LLC 200 Rancho Circle Las Vegas, Nevada 89107 Attention: Edward Mike Davis Fax: (702) 877-0272 E-Mail: mike@emdllc.com
If to Buyer: Recovery Energy, Inc. 1515 Wynkoop, Suite 200 Denver, Colorado 80202 Attention: Jeffrey Beunier, President Fax: (888) 887-4449 E-Mail: jbeunier@recoveryenergyco.com	With a copy to: Jeff Knetsch Brownstein Hyatt Farber Schreck, LLP 410 17th Street, Suite 2200 Denver, Colorado 80202 Fax: (303) 223-1111 E-Mail: jknetsch@bhfs.com
(or such other address as designated in writing by either Party to the other) and shall be deemed to have been given as of the date of receipt by the intended Party.

17. The Parties agree to execute, acknowledge and deliver such additional instruments, agreements or other documents, and take such other action as may be necessary or advisable to consummate the transactions contemplated by this Agreement. The Parties acknowledge that they and their respective counsel have negotiated and drafted this Agreement jointly and agree that the rule of construction that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation or construction of this Agreement.

18. This Agreement may be executed in counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute for all purposes one agreement.  Facsimiles and electronic copies of this Agreement shall be effective as originals.

IN WITNESS WHEREOF, Buyer and Seller have executed and delivered this Agreement on the dates below the signatures hereto, to be effective for all purposes as of the Effective Time.

SELLER: Edward Mike Davis, L.L.C. By: /s/ Edward Mike Davis Edward Mike Davis, Manager	BUYER: Recovery Energy, Inc. By: /s/ Jeffrey Beunier Jeffrey Beunier, President

EXHIBIT A
Attached to and made a part of that certain Purchase and Sale Agreement dated effective January 1, 2010
between Edward Mike Davis, L.L.C. and Recovery Energy, Inc.

WILKE (DILL EAST FIELD) LEASES and LANDS:

Lessor:	Gary L. Schneider, Individually and as heir of Maxine Schneider, deceased
Lessee:	Edward Mike Davis, L.L.C.
Dated:	May 20, 2008
Recorded:	Book 206 OG, Page 44 in Kimball County, Nebraska
Description:	Township 15 North, Range 56 West
Section 5: S/2

Lessor:	Peggy Atkinsand Howard Atkins, wife and husband
Lessee:	Edward Mike Davis, L.L.C.
Dated:	May 20, 2008
Recorded:	Book 206 OG, Page 48 in Kimball County, Nebraska
Description:	Township 15 North, Range 56 West
Section 5: S/2

Lessor:	Galeen B. Hergenraderand Kenneth Hergenrader, wife and husband
Lessee:	Edward Mike Davis, L.L.C.
Dated:	May 16, 2008
Recorded:	Book 206 OG, Page 52 in Kimball County, Nebraska
Description:	Township 15 North, Range 56 West
Section 5: S/2

Lessor:	Paula Wilke, a/k/a Paula J. Wilke and Erwin Wilke, Jr., wife and husband
Lessee:	Edward Mike Davis, L.L.C.
Dated:	June 26, 2008
Recorded:	Book 206 OG, Page 132 in Kimball County, Nebraska
Description:	Township 15 North, Range 56 West
Section 5: S/2

Amendment of Oil and Gas Dated: July 9, 2008
Recorded:	Book 206 OG, Page 221 in Kimball County, Nebraska
Description:	Township 15 North, Range 56 West
Section 5: S/2

WILKE (DILL EAST FIELD) WELLS

Well Name:                 Wilke 24-5
Located:                      SE/4SW/4 of Section 5, T15N-R56W, Kimball County, NE
API:  26105226270000                                           Working Interest:  87.50%                                           Net Revenue Interest: 70.00%
Equipment and Inventory:  consisting of a pumping unit, rods, tubing and casing

Well Name:                 Wilke 23-5
Located:                      NE/4SW/4 of Section 5, T15N-R56W, Kimball County, NE
API:  26105226250000
Equipment and Inventory:  consisting of a pumping unit, rods, tubing and casing

Well Name:                 Wilke 34-5
Located:                      SW/4SE/4 of Section 5, T15N-R56W, Kimball County, NE
API:  26105226290000                                           Working Interest:  87.50%                                           Net Revenue Interest: 70.00%
Equipment and Inventory:  consisting of a pumping unit, rods, tubing and casing

Well Name:                 Wilke 33-5
Located:                      NW/4SE/4 of Section 5, T15N-R56W, Kimball County, NE
API:  26105226280000                                           Working Interest:  87.50%                                           Net Revenue Interest: 70.00%
Equipment and Inventory:  consisting of a pumping unit, rods, tubing and casing

Well Name:                 Wilke 44-5
Located:                      SE/4SE/4 of Section 5, T15N-R56W, Kimball County, NE
API:  26105226320000                                           Working Interest:  87.50%                                           Net Revenue Interest: 70.00%
Equipment and Inventory:  consisting of a pumping unit, rods, tubing and casing

Well Name:                 Wilke 14-5
Located:                      SW/4SW/4 of Section 5, T15N-R56W, Kimball County, NE
API:  26105226520000                                           Working Interest:  87.50%                                           Net Revenue Interest: 70.00%
Equipment and Inventory:  consisting of a pumping unit, rods, tubing and casing

Wilke Tank Battery consisting of 8 400 bbl tanks and an 8 foot treater.

LUKASSEN LEASES and LANDS:

Lessor:	Antelope Energy Company, LLC, a Colorado limited liability company
Lessee:	Edward Mike Davis, L.L.C.
Dated:	August 4, 2008
Recorded:	Book 206 OG, Page 647 in Kimball County, Nebraska
Covering:	INSOFAR AND ONLY INSOFAR AS THE LEASE COVERS:
TOWNSHIP 16 NORTH, RANGE 56 WEST, 6th P.M.
Section 34: S/2SW/4SW/4

Lessor:	Marian J. Payne, a single woman
Lessee:	Edward Mike Davis, L.L.C.
Dated:	July 25, 2008
Recorded:	Book 206 OG, Page 487 in Kimball County, Nebraska
Correction of Description Recorded: Book 207, Page 354 in Kimball County, Nebraska
Covering:	INSOFAR AND ONLY INSOFAR AS THE LEASE COVERS:
TOWNSHIP 15 NORTH, RANGE 56 WEST, 6th P.M.
Section 3: N/2 of Lot 4, also described as N/2NW/4NW/4

Lessor:	Judith Ann Mays, a married woman dealing in her sole and separate property
Lessee:	Edward Mike Davis, L.L.C.
Dated:	July 25, 2008
Recorded:	Book 207 OG, Page 16 in Kimball County, Nebraska
Correction of Description Recorded: Book 207, Page 356 in Kimball County, Nebraska
Covering:	INSOFAR AND ONLY INSOFAR AS THE LEASE COVERS:
TOWNSHIP 15 NORTH, RANGE 56 WEST, 6th P.M.
Section 3: N/2 of Lot 4, also described as N/2NW/4NW/4

Lessor:	Rita J. Bingaman f/k/a Rita Jeanne Smith and Gary P. Bingaman, wife and husband
Lessee:	Edward Mike Davis, L.L.C.
Dated:	May 16, 2008
Recorded:	Book 206 OG, Page 29 in Kimball County, Nebraska
Correction of Description Recorded: Book 207, Page 350 in Kimball County, Nebraska
Covering:	INSOFAR AND ONLY INSOFAR AS THE LEASE COVERS:
TOWNSHIP 15 NORTH, RANGE 56 WEST, 6th P.M.
Section 3: N/2 of Lot 4, also described as N/2NW/4NW/4

Lessor:	Mary L. Soper, individually and as Trustee of the Ronald R. Soper Family Trust, dated October 4, 1995
Lessee:	Edward Mike Davis, L.L.C.
Dated:	July 15, 2009
Recorded:	Book 208 OG, Page 760 in Kimball County, Nebraska
Covering:	INSOFAR AND ONLY INSOFAR AS THE LEASE COVERS:
TOWNSHIP 15 NORTH, RANGE 56 WEST, 6th P.M.
Section 3: N/2 of Lot 4, also described as N/2NW/4NW/4

Lessor:	Steven Knigge, a single man
Lessee:	Edward Mike Davis, L.L.C.
Dated:	July 15, 2009
Recorded:	Book 208 OG, Page 763 in Kimball County, Nebraska
Covering:	INSOFAR AND ONLY INSOFAR AS THE LEASE COVERS:
TOWNSHIP 15 NORTH, RANGE 56 WEST, 6th P.M.
Section 3: N/2 of Lot 4, also described as N/2NW/4NW/4

Lessor:	Linda McDowall, f.k.a. Linda Wilson, a single woman
Lessee:	Edward Mike Davis, L.L.C.
Dated:	July 15, 2009
Recorded:	Book 208 OG, Page 766 in Kimball County, Nebraska
Covering:	INSOFAR AND ONLY INSOFAR AS THE LEASE COVERS: TOWNSHIP 15 NORTH, RANGE 56 WEST, 6th P.M. Section 3: N/2 of Lot 4, also described as N/2NW/4NW/4

Lessor:	Marla Knigge,f.k.a. Marla Teasley, a single woman
Lessee:	Edward Mike Davis, L.L.C.
Dated:	July 15, 2009
Recorded:	Book 208 OG, Page 769 in Kimball County, Nebraska
Covering:	INSOFAR AND ONLY INSOFAR AS THE LEASE COVERS: TOWNSHIP 15 NORTH, RANGE 56 WEST, 6th P.M. Section 3: N/2 of Lot 4, also described as N/2NW/4NW/4

LUKASSEN WELL

Well Name:	Lukassen 14-34
Located:	S/2SW/4SW/4 of Section 34, T16N-R56W, Kimball County, NE
API: 26105226450000 Working Interest: 100.00% Net Revenue Interest: 80.00%
Equipment and Inventory: consisting of a pumping unit, rods, tubing and casing

Lukassen Tank Battery consisting of 3 – 400 bbl tanks and a 4 foot treater

PIEPER LEASE and LANDS:

Lessor:	Dean Reed and Beaulah Reed, husband and wife
Lessee:	King Resources Company
Dated:	August 10, 1966
Recorded:	Book 583, Page 71 in Washington County, Colorado
Description:	Township 1 North, Range 53 West Section 29: NE/4

PIEPER WELL

Well Name:	Pieper #3-29
Located:	NE/4 of Section 29, T1N-R53W, Washington County, CO
API: 05-121-08367 Working Interest: 100.00% Net Revenue Interest: 80.00%
Equipment and Inventory: consisting of a pumping unit, rods, tubing and casing

Pieper Tank Battery consisting of 2 – PR&R 500 bolted bbl tanks and a 6 X 20 vertical inside leg cold weather treater

OMEGA PROSPECT LEASES and LANDS:

Lessor:	Katharine E. Nelson,, Individually and as Trustee of the Katharine E. Nelson Living Trust, dated 5-19-2003
Lessee:	Edward Mike Davis, L.L.C.
Dated:	September 20, 2008
Recorded:	Book 131 OG, Page 455, in Banner County, Nebraska
Description:	Township 17 North, Range 55 West, 6th P.M. Section 11: NE, S2

Lessor:	Ruth L. Pile, individually and as Trustee of the Ruth L. Pile Revocable Trust, dated 6-26-1998
Lessee:	Edward Mike Davis, L.L.C.
Dated:	October 9, 2008
Recorded:	Book 131 OG, Page 459, in Banner County, Nebraska
Description:	Township 17 North, Range 55 West, 6th P.M. Section 12: W/2

COMANCHE FARMS PROSPECT LEASES and LANDS:

Lessor:	State of Colorado Lease # OG 8056.4 State Board of Land Commissioners
Lessee:	Contex Energy Company
Dated:	August 19, 2004
Recorded:	Reception Number B 4199551, in Arapahoe County, Colorado
Description:	Township 4 South, Range 62 West, 6th P.M. Section 36: ALL